Delaware
The first State,
I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE,, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “WIMAR OPCO, LLC”, FILED IN THIS OFFICE ON THE EIGHTH DAY OF JUNE, A.D. 2006, AT 5:12 O’CLOCK P.M.
4
4172073 8100 060557075
Harriet Smith Windsor, Secretary of State
AUTHENTICATION: 4813005
DATE: 06-09-06
EXHIBIT 3.1

Delaware

PAGE 1

The First State

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

4172073 8100

AUTHENTICATION: 4813005

060557075

DATE: 06-09-06

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:54 PM 06/08/2006
FILED 05:12 PM 06/08/2006
SRV 060557075-4172073 FILE
CERTIFICATE OF FORMATION
OF
WIMAR OPCO, LLC
     This Certificate of Formation of Wimar OpCo, LLC, is being duly executed and filed by the undersigned, as an authorized under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).
     First. The name of the limited liability company formed hereby is Winner OpCo, LLC (the “Company”).
     Second. The address of the registered office of the Company in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, Wasington, Delaware 19801, County of New Castle. The name of the registered agent of the Company at such address is The Corporation Trust Company.
     THIRD: No security, share or other interest in the Company may be transferred without having first obtained the prior approval of the New Jersey Casino Control Commission for that transfer. The Company possesses and retains the absolute right to repurchase, at the market price or the purchase price, whichever is lesser, any security, share or other interest in the Company in the event that the New Jersey Casino Control Commission disapproves a transfer of such security, share or other interest in accordance with the provisions of the New Jersey Casino Control Act.
     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation of Wimar OpCo, LLC to be duly executed this 6th day of June 2006.

/s/ Andrew R. Berger
Andrew R. Berger
Authorized Representative